AGREEMENT BETWEEN PARTIES

                                June 27, 2003

THIS AGREEMENT is made by and between HispanAmerica Corp., a Delaware corporation, with its address at 2011 Highway 17N, Suite 2000J, Mt. Pleasant, South Carolina, 29466 ("HA") and 3PM Entertainment, Inc., a Florida corporation, with its address at 407 Lincoln Road, Suite 12E, Miami Beach, Florida, 33139 ("3PM") as of the date executed and witnessed at the end of the Agreement.

WHEREAS, HA is a consumer goods company creating, designing, manufacturing and selling consumer goods to the Hispanic consumer and an investment company;

WHEREAS, HA is interested in accessing certain human resources and creative capital sources and investment to aid in its vision;

WHEREAS, 3PM is a music label and executive music production and distribution company;

WHEREAS, 3PM is interested and is capable of providing such human resources and consulting services and accessing such creative capital sources and is willing to do so;

NOW, THEREFORE, in consideration of the mutual covenants and conditions hereinafter contained, HA and 3PM hereby and covenant and agree as follows:

PREAMBLE

Both HA and 3PM have a specific focus of promoting the Latin explosion in the U.S. and other parts of the world for economic benefit for its investors, shareholders, artists and management. As such, there are synergies between HA and 3PM. Given this goal, the relationship and vision, HA desires to access human capital and creative financial capital sources of 3PM and its affiliates that will aid HA in its vision to become the number one Hispanic consumer goods company in the U.S. In order to induce 3PM's support in reaching this goal, HA is willing to transfer ten percent (10%) of its issued and outstanding common stock to 3PM and will provide additional economic benefits to 3PM and its affiliates (and their Latin artists and other Latin artists and entertainers,) in which 3PM and the various artists may receive upon agreement by both parties priority rights for entering into royalty agreements and other product and/or image endorsement and licensing agreements with HA and its affiliates.

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Specifically, however, but not necessarily limited to, 3PM will provide and perform the following under this agreement:

1. 3PM shall cause the acceptance by Manolo Diaz and Peter Saile to serve on HA's Board of Directors.

2. 3PM shall make its company available to serve on HA's board of advisors, which shall give HA access to all relevant officers and management of 3PM.

3. 3PM shall make artists available to test HA's products and will use its best efforts to cause 3PM's artists to wear HA's products in public and if possible during performance

4. 3PM shall make its Director of Marketing available for promotion and distribution consulting in Miami Beach.

5. 3PM shall engage its venture capital associate, American Trust Corp. (Deutschland) GmbH ('AMERITRUST*D'), Berlin to develop an investment participation program, which combines future 3PM project capital requirements or such requirements of affiliated 3PM companies with HA's capital requirement of USD $3,000,000 ($3 million). AMERITRUST*D is soliciting German high net worth investors for 3PM against a finder's fee on a best effort basis.

6. 3PM shall find prominent Latin female and male entertainers to be available for HA's start up consumer product lines and companies and product promotion by these same Latin entertainers in return for a royalty on sales to be negotiated.

7. 3PM and HA will form a joint venture to be called HA MUSICA, LLC, a venture owned equally 50/50 by each party which will be operated from Miami Beach. The venture will purse the following enterprises:

a) Develop a site linked to HA's web portal, www.HispanAmericas.com that would be an online one stop Latin source for music, apparel and other consumer goods related to Latin music and entertainers and will be accessed at www.HA-Musica.co
m. This site will as well link to 3PM's affiliate, www.Emepe3.com and its future Digital Music Shop ('DMS'), which shall have the exclusive right of selling music for HA MUSICA.

b) The venture shall create and design and sell apparel and accessories for Latin entertainers and 3PM artists via HA's retail distribution and e-commerce channels.

c) HA MUSICA, LLC shall form a concert and Promotions Company to market and sell merchandise of HA and its affiliates and HA MUSICA's merchandise via kiosks and booths at Latin entertainer's concerts as well as at Latin festivals.

d) HA MUSICA.LLC, shall explore Las Vegas, which has become a Latin market with the potential to become of the largest single Latin markets for various opportunities and enterprises.
e) HA MUSICA, LLC, shall also pursue jointly other enterprises.

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8.     HA shall in return for all of the above to be provided, and provided all such action is or will be taken in good faith and performed, transfer ten percent (10%) of its issued and outstanding common stock to 3PM. Accordingly, the total number of common shares issued and outstanding as of June 25, 2003, as ratified by the board of directors of HA, is Seven Million, One Hundred Thirty-Nine Thousand, Six Hundred Shares (7,139,600).

Upon execution of this document and the appropriate stock purchase agreement and/or subscription, HA will transfer Seven Hundred Thirteen Thousand, Nine Hundred Sixty (713,960) shares of common stock from its treasury to 3PM. Such stock transfer will be added officially to the shareholder register of HA and stock will be issued via a transfer agent.

The addition of Peter Saile and Manolo Diaz to HA's Board of Directors shall be ratified by HA's board and, to the degree necessary, by approval of the majority of its shareholders. Such consent is agreed to as of this date by HA's majority shareholders.

8. ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding among the parties relating to the relationship and supercedes all prior agreements and understanding among them respect hereto.

9. AMENDMENT. This Agreement may be amended, in whole or part, at any time by written agreement by both parties.

10. APPLICABLE LAW. This Agreement and all matters relating thereto shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, however, the plaintiff is required to commence any legal action in defendant's state of incorporation.

11. BINDING EFFECT. This Agreement shall be binding upon, and inure to the benefit of, the parties and their respective successors and assigns upon approval of both parties. No provision of this Agreement shall be applied for the benefit of, or be enforceable by, any person who is not a party to this Agreement.

12. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall comprise but a single instrument.

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Accepted and Agreed:

HISPANAMERICA CORP.

By:                                   Witness:
___________________________           ____________________________
Arnold E.
Pitoniak
Chairman and CEO
Date:                                 Date:
June 27, 2003                         June 27, 2003


3PM ENTERTAINMENT, INC.

By:                                   Witness:
____________________________          ____________________________
Peter Saile,                          Dr. Anthony M. Weaver
Chairman

Date:                                 Date:
June 27, 2003                         June 27, 2003


By:                                   Witness:
____________________________               ____________________________
Pablo Manavello,                      Dr. Anthony M. Weaver
Chief Executive Officer

Date:                                 Date:
June 27, 2003                         June 27, 2003


.............................................................................

In accordance with Section 1 above, the designated members of the board, Manolo Diaz and Peter Saile herewith accept to serve on HA's Board of Directors.

Accepted in Miami on June 27, 2003


.................................................
Manolo Diaz


.................................................
Peter Saile